Exhibit 10.32

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.

SECURED PROMISSORY NOTE DUE THE EARLIER OF THE TRIGGER DATE AND AUGUST 12, 2026

$525,000	Issuance Date: February 12, 2026

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Lifeward Ltd., an Israeli company (the "Borrower"), hereby unconditionally promises to pay to [Oramed Pharmaceuticals, Inc.] or its assigns (the "Noteholder," and together with the Borrower, the "Parties"), the principal sum of $525,000, subject to any increase in accordance with Section 18, and together with all amounts due and payable to the Noteholder as provided in this Promissory Note (the "Note").

1.        Definitions; Interpretation.

1.1      Capitalized terms used herein shall have the meanings set forth in this

“Accounts” means all of the accounts, instruments, documents, chattel paper and general intangibles of Borrower, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Noteholder, including, without limitation, all “accounts” as defined in Article 9 of the UCC.

“Account Debtor” means the Person obligated on an Account.

“Additional Loan” shall have the meaning provided for such term in Section 18.1.

"Affiliate" as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

"Anti-Terrorism Laws" means all laws, rules, and regulations of any jurisdiction related to money laundering or financing terrorism including the USA PATRIOT Act, The Currency and Foreign Transactions Reporting Act ( 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

"Beneficial Ownership Regulation" has the meaning set forth Section 17.10.

"Borrower" has the meaning set forth in the introductory paragraph.

"Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Change of Control” means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of 50% of the voting securities of the Borrower, (b) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management or policies of the Borrower or control over the equity interests of such Person entitled to vote for members of the Borrower’s board of directors (“Board of Directors”) of the Borrower on a fully-diluted basis (and taking into account all such voting power that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such equity interests, (c) the Borrower (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person, or (d) a replacement at one time of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof).

“Collateral” shall have the meaning provided for such term in Section 16.1.

“Commission” means the U.S. Securities and Exchange Commission.

“Control” shall mean the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Companies Law” means the Israel Companies Law, 5759-1999 and all regulations promulgated thereunder, as the same may be amended from time to time.

"Debt" of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower, and (i) indebtedness of any partnership, unlimited liability company, or unincorporated joint venture in which the Borrower is a general partner, member, or a joint venturer, respectively (unless such Debt is expressly made non-recourse to the Borrower).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

"Default" means any of the events specified in 11 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to 11, would, unless cured or waived, become an Event of Default.

“Default Premium” has the meaning set forth in Section 13.

“Deposit Account” has the meaning set forth in the UCC.

"Event of Default" has the meaning set forth in 11.

“Exchange Act” has the meaning set forth in Section 8.10.

“GAAP” has the meaning set forth in Section 8.10.

"Governmental Authority" means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and the government of the State of Israel and any agency, authority, instrumentality, regulatory body, court, central bank or other entity thereof exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit or all or a substantial part of the business of, such Person, or (d) acquire intellectual property rights such as one or more patents.

"Law" as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

"Loan" the sum of (i) the initial aggregate principal amount of this Note in an amount equal to $500,000 and (ii) the aggregate principal amount of any Additional Loans made pursuant to the Section 18 hereof.

“Material Adverse Effect” means a material adverse effect on the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Borrower.

"Maturity Date" means the earlier of (i) the date of the occurrence of the Triggering Event and (ii) the date that is six (6) month from the date hereof, provided that, if such date is not a Trading Day, the immediately following Trading Day thereafter.

“Money” has the meaning set forth in the UCC.

"Note" has the meaning set forth in the introductory paragraph.

"Noteholder" has the meaning set forth in the introductory paragraph.

“November 2025 Note” means that certain Secured Promissory Note dated as of November 14, 2025, in the original principal amount of $3,000,000 made by the Borrower in favor of the Noteholder.

"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

“Oramed Purchase Agreement” that certain securities purchase agreement, dated as of January 12, 2026, by and among the Borrower and the Noteholder.

“Ordinary Shares” means the ordinary shares of the Borrower, par value NIS 1.75 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Borrower or its Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

"Parties" has the meaning set forth in the introductory paragraph.

"Permitted Debt" means Debt (a) existing or arising under this Note; (b) existing as of the date of this Note and disclosed to the Noteholder prior to the date hereof; (c) other Debt owing in the ordinary course of business not to exceed $200,000 in the aggregate, provided that in the case of (c) such Debt does not mature prior to the Maturity Date; (d) incurred pursuant to the November 2025 Note; and (e) Debt incurred in the ordinary course of business in respect of netting services, overdraft protections, automatic clearinghouse arrangements, and other cash management and similar arrangements.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Proceeds” has the meaning set forth in the UCC.

“Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any account, chattel paper, instrument, general intangible or investment related property, together with all of the Borrower’s rights, if any, in any goods or other property giving rise to such right to payment.

“Receivables Records” means  (i) all original copies of all documents, instruments or other writings or electronic records or other records evidencing the Receivables, (ii) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Borrower or any computer bureau or agent from time to time acting for the Borrower or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non‐written forms of information related in any way to the foregoing or any Receivable.

"Sanctioned Country" means, at any time, a country or territory which is itself the subject or target of any comprehensive or country-wide Sanctions.

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person controlled or 50% owned by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person that is the subject or target of any Sanctions.

"Sanctions" mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

"Sanctions Authority" means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, His Majesty's Treasury of the United Kingdom, or other relevant sanctions authority.

“SEC Reports” has the meaning set forth in Section 8.10.

“Securities Act” has the meaning set forth in Section 8.10.“Secured Obligations” shall mean, without duplication: (a) all obligations of the Borrower under this Note; (b) all obligations of the Borrower under the November 2025 Note; and (c) all costs and expenses incurred in connection with enforcement and collection of such obligations pursuant to the terms of this Note, the November 2025 Note and/or applicable Laws, including, without limitation, any reasonable fees, charges and disbursements of counsel.

“Subsequent Investment” means the additional financing of the Borrower consummated following the date hereof pursuant to the Oramed Purchase Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, exempted limited partnership, exempted company, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, exempted limited partnership, exempted company, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Triggering Event” means the failure of the Borrower to obtain such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) or the Companies Law from the shareholders of the Borrower with respect to the transactions contemplated by (i) Oramed Purchase Agreement, and (ii) that certain share purchase agreement, dated as of January 12, 2026, by and among the Borrower, Oratech Pharma, Inc. and the Noteholder on or prior to the outside dates set forth in such agreements.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“U.S. Bank Account” means the Borrower’s Deposit Account held at Silicon Valley Bank with account number ending 3301364277.

1.2          Interpretation. For purposes of this Note (a) the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

         2.          Prior Conditions to Funding. Borrower and Noteholder acknowledge that the issuance of this Note by the Noteholder constitutes evidence of satisfaction of prior agreement between the parties that the Borrower shall have delivered to the Noteholder a list of the Borrower’s anticipated expenses through March 31, 2026, which list is hereby attached hereto as Exhibit A.

3.          Payment Dates; Optional Prepayments.

3.1          Payment Dates. The Loan plus any accrued and unpaid interest thereon shall be payable by the Borrower on the Maturity Date.

3.2          Optional Prepayments. Except as otherwise provided herein, the Borrower may not prepay the Loan in whole or in part without the prior written consent of the Noteholder.

3.3          Mandatory Repayments.

(a)          Mandatory Repayment Upon Subsequent Investment. If, following the date hereof, the parties consummate the Subsequent Investment, then the Borrower shall use the gross proceeds from such Subsequent Investment to prepay the then outstanding aggregate principal amount of the Loan, plus any accrued and unpaid interest thereon, unless Noteholder elects to have such amount set off pursuant to Section 6.4.

(b)          Mandatory Redemption upon a Change of Control Transaction.

(i)          At any time after the date hereof, to the extent that there occurs a Change of Control, the Noteholder shall have the right, by delivering written notice to the Borrower, to cause the Borrower to redeem all or any portion of the Loan then outstanding, plus all accrued and unpaid interest thereon (a “Change of Control Redemption”). The Loan subject to redemption pursuant to this Section 3.3(b) shall be redeemed by the Borrower in cash at a price equal to the aggregate principal amount of the Loan being redeemed, plus and all accrued and unpaid interest thereon.

(ii)          With respect to any portion of the Loan which has been specified to be redeemed by the Borrower pursuant to the Change of Control Redemption and which has been redeemed in accordance with the provisions of this Section 3.3(b), (i) such portion of the Loan shall no longer be deemed outstanding and (ii) all rights with respect to such portion of the Loan shall cease and terminate.

(iii)          In the event of the Borrower’s redemption of any portion of the Loan under this Section 3.3(b), a Noteholder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Noteholder. Accordingly, any redemption premium due under this Section 3.3(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Noteholder’s actual loss of its investment opportunity and not as a penalty.

3.4          No Reborrowing.  No repaid or prepaid hereunder amount may be reborrowed.

4.          [Reserved.]

5.          Interest.

5.1          Interest. This Note shall initially bear interest at a rate of twenty-four percent (24%) per annum. Except as otherwise set forth in this Note, any interest payable on this Note shall be payable on the Maturity Date (the “Interest Payment Date”) (if the Interest Payment Date is not a Business Day, then the payment shall be due on the next succeeding Business Day), in cash. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount plus all accrued and unpaid interest thereon shall automatically upon the occurrence and during the continuance of such Event of Default, bear interest at a rate equal to twenty-seven percent (27%) of the amount payable (inclusive of the Default Premium) per annum until such date that the Event of Default is cured or this Note is paid in full (“Default Interest”).

5.2          Payments of Default Interest. Default Interest shall be due and payable in cash on the demand of the Noteholder.

5.3          Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed.

5.4          Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on this Note shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal. To the extent it may lawfully do so, the Borrower agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Noteholder in order to enforce any right or remedy under this Note.

6.          Payment Mechanics.

6.1          Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM (local time in New York City, New York) on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.

6.2          Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding pursuant to this Note, second to accrued interest (if any) and third to the payment of the principal amount outstanding under the Note.

6.3          Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

6.4          Set-Off Provisions Against Oramed Note. By issuing this Note, the Company hereby acknowledges and agrees that, at the sole election of the Noteholder, the outstanding principal amount of this Loan shall reduce on a dollar-for-dollar basis the principal amount of the Initial Note (as defined in the Oramed Purchase Agreement) issuable to the Noteholder pursuant to the Oramed Purchase Agreement, which reduction shall, upon Noteholder’s election, be effected automatically, and without the need for any further action, agreement or notice by either party, and the Initial Note shall be deemed to reflect such reductions upon its issuance and this Note shall be deemed satisfied and repaid pursuant to Section 3.3(a) hereof upon such reduction.

6.5          Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.

7.          Reserved.

8.          Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

8.1          Existence; Power and Authority; Compliance with Laws. The Borrower (a) is an entity duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note, and to perform its obligations hereunder and thereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

8.2          Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

8.3          No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note, other than (i) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (ii) notice to the Bank of Israel and the Israel Investment Authority.

8.4          No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound, in each case of (a) and (b), that would reasonably be expected to result in a Material Adverse Effect.

8.5         Enforceability. Each of the Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

8.6          No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that would be expected to materially adversely affect the Borrower's financial condition or the ability of the Borrower to perform its obligations under the Note.

8.7          Anti-Terrorism Laws. The Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance in all material respects with Anti-Terrorism Laws.

8.8          Anti-Corruption Laws and Sanctions.

(a)          The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower and its directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions and the Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b)          The Borrower is not, and to the knowledge of the Borrower, no director, officer, employee of the Borrower, or any agent of the Borrower that will act in any capacity in connection with or benefit from the Loan, is a Sanctioned Person.

(c)          No use of proceeds of the Loan or other transaction contemplated by this Note will violate any Anti-Corruption Law or applicable Sanctions.

8.9          Collateral.

(a)          The Borrower is the legal and beneficial owner of all of its property constituting Collateral and has the right to pledge, sell, assign, or transfer the same.

(b)          This Note creates a valid security interest in favor of the Noteholder, in the Collateral, and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral, to the extent that such security interest can be perfected by filing under the UCC, in each case, free and clear of all Liens except for Liens permitted under Section 10.2.  With respect to any Collateral consisting of a Deposit Account (including the U.S. Bank Account), upon execution and delivery by the Borrower, the depository bank, and the Noteholder of an agreement granting Control to the Noteholder over such Collateral, the Noteholder shall have a valid and perfected, first priority security interest in such Collateral, subject to Liens permitted by Section 10.2.

8.10          SEC Reports. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by the Borrower under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the U.S. Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials filed prior to the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has qualified for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Borrower is not currently, and has never been, an issuer subject to paragraph (i) of Rule 144. The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with the United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Borrower and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Borrower is not aware of any reason why it will not be able to timely file its Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

8.11          Material Developments.  Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Borrower nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Borrower’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Borrower has not altered its method of accounting, (iv) the Borrower has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital, and (v) the Borrower has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Borrower stock option plans. The Borrower does not have pending before the Commission any request for confidential treatment of information.  To the knowledge of the Borrower, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Borrower or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Borrower under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Business Day prior to the date that this representation is made.

8.12          Insurance. The Borrower is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Borrower is engaged, including, but not limited to, directors and officers insurance coverage. The Borrower does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

8.13          Acknowledgment Regarding Noteholder’s Purchase of Securities. The Borrower further represents to the Noteholder that the Borrower’s decision to enter into this Note has been based solely on the independent evaluation of the transactions contemplated hereby by the Borrower and its representatives.

8.14          Acknowledgment Regarding Noteholder’s Trading Activity. It is understood and acknowledged by the Borrower (i) that the Noteholder has not been asked by the Borrower to agree, nor has any Noteholder agreed with the Borrower, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Borrower, or “derivative” securities based on securities issued by the Borrower or to hold any of such securities for any specified term; (ii) the Noteholder, and counterparties in “derivative” transactions to which the Noteholder is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares which was established prior to the Noteholder’s knowledge of the transactions contemplated hereby; and (iii) the Noteholder shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Borrower further understands and acknowledges that following the public disclosure of the transactions contemplated hereby pursuant to a press release (x) the Noteholder may engage in hedging and/or trading activities at various times during the period that the Note is outstanding and (y) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Borrower at and after the time the hedging and/or trading activities are being conducted. The Borrower acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Note.

8.15          Acknowledgment of Dilution. The Borrower acknowledges that its obligations under this Note, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any any claim the Borrower may have against the Noteholder.

8.16          Legal Advice. The Borrower has received advice from legal counsel of their choosing with respect to this Note and the transactions contemplated hereby.

8.17         Issuance of the Securities. This Note is duly authorized and, is duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower other than restrictions on transfer provided for herein. The Note constitutes the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

8.18          Waiver. Borrower hereby waives any claim, whether in tort, contract or otherwise, that (i) this Note, and the transactions contemplated hereby are usurious, unconscionable, predatory, fraudulent, tortious or violate law and (ii) the Borrower did not receive reasonably equivalent value for its covenants, agreements, waivers, representations, warranties, releases and acknowledgements set forth in this Note.

9.          Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall and shall cause each of its Subsidiaries:

9.1          Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.2          Compliance. (a) Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws, and applicable Sanctions.

9.3          Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material tax obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

9.4          Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

9.5          Collateral.

(a)          Execute and deliver all agreements, assignments, instruments and/or other documents as reasonably requested by the Noteholder for the purpose of obtaining and maintaining Control with respect to any Collateral consisting of Deposit Accounts.

(b)          Execute and deliver to the Noteholder such agreements, assignments, or instruments (including, without limitation, affidavits, notices and reaffirmations of existing documents) as the Noteholder may reasonably request, and do all such other things as the Noteholder may reasonably deem necessary or appropriate to: (i) provide adequate assurance to the Noteholder regarding the proper filing, maintenance and perfection of the security interests created, or purported to be created, pursuant to this Note, including, without limitation, such instruments as the Noteholder may from time to time reasonably request, in order to perfect and maintain the security interests granted pursuant to this Note in accordance with the UCC or otherwise in compliance with the requirements of the applicable Law of the relevant jurisdiction; (ii) consummate the transactions contemplated by this Note; and (iii) otherwise protect, and ensure the Noteholder of, its rights and interests under this Note.

9.6          Further Assurances. Upon the request of the Noteholder, execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

9.7          Annual Report. Continue to file all reports required by the Securities Act or the Exchange Act with the Commission (including any applicable financial statements) in a timely manner.

9.8          U.S. Bank Account.

(a)          Immediately upon receipt from the Noteholder, the Borrower shall deposit all Proceeds from this Note into the U.S. Bank Account.

(b)          From and after the date hereof, all cash received by the Borrower and its Affiliates in the course of operating their business, regardless of the source, shall be immediately deposited into the U.S. Bank Account.

(c)          On or prior to the date that is seven (7) calendar days after the date hereof, the Borrower shall deliver to the Noteholder a control agreement with respect to the U.S. Bank Account in form and substance reasonably acceptable to the Noteholder.

10.          Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not and shall not permit any Subsidiary to:

10.1          Indebtedness. Incur, create, or assume any Debt, other than Permitted Debt. Notwithstanding anything to the contrary herein or in the November 2025 Note, the Borrower and the Noteholder hereby agree that the obligations of the Borrower under this Note shall constitute “Permitted Debt” as defined in the November 2025 Note.

10.2          Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (the following, “Permitted Liens”), (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;  (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (c) Liens securing the obligations under this Note and any documents entered into in connection with this Note; (d) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (e) Liens on deposits under worker’s compensation, unemployment insurance, social security and other similar laws and (f) Liens securing the obligations under the November 2025 Note. Notwithstanding anything to the contrary herein or in the November 2025 Note, the Borrower and the Noteholder hereby agree that the Liens securing the obligations under this Note shall constitute “Permitted Liens” as defined in the November 2025 Note.

10.3          Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

10.4          Repurchase of Ordinary Shares.  Repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Ordinary Shares or Ordinary Share Equivalents.

10.5          Payment of other Debt.  Repay, repurchase or offer to repay, repurchase or otherwise acquire any Debt, other than this Note in accordance with its terms, and other than regularly scheduled principal and interest payments of Permitted Debt as in effect as of the date hereof, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur.

10.6          No Dividends.  Pay cash dividends or distributions.

10.7          No Dispositions.  Assign, sell, transfer, license, lease or otherwise dispose of any its assets other than (a) sales of inventory in the ordinary course of business, (b) to the extent constituting assignments, sales, transfers or dispositions, Permitted Liens and Investments not prohibited by the terms of this Note, (c) dispositions of worn-out, obsolete or surplus equipment at fair market value in the ordinary course of business and (d) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Note.

10.8          Investments.  Make or hold any Investments other than: (a) Investments existing on the date of this Note and that are disclosed in the SEC Reports (provided, for clarity, that neither the Borrower nor any Subsidiary shall increase the size of its Investment in any such Investment existing on the date of this Note other than in accordance with this Note), (b) Investments where the Noteholder is provided with a sufficient security interest as determined in the sole discretion of the Noteholder, (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower and (d) other Investments that do not exceed $300,000 in the aggregate per calendar year.

10.9          Change of Control. Suffer or permit a Change of Control.

10.10         Subsidiary. Directly or indirectly, form or acquire a new subsidiary.

11.       Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

11.1          Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount owed when due pursuant to the Loan and such failure continues for two (2) days after written notice to the Borrower.

11.2          Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

11.3          Breach of Covenants.  The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in Section 9 or Section 10, or (b) any other covenant, obligation, condition, or agreement contained in this Note, other than those specified in clause (a), and such default shall continue unremedied for a period of 15 days after the earlier of the date on which (x) the Borrower becomes aware of such failure or (y) written notice thereof shall have been given to the Borrower from Noteholder.

11.4          [Reserved.].

11.5          Cross-Defaults. The Borrower fails to pay when due any of its Debt having an aggregate principal amount in excess of $250,000 (other than Debt arising under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

11.6          Bankruptcy.

(a)          The Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)          There is commenced against the Borrower any case, proceeding, or other action of a nature referred to in 11.6(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 45 days;

(c)          There is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 45 days from the entry thereof;

(d)          The Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in 11.6(a), 11.6(b), or 11.6(c) above; or

(e)          The Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

11.7          Judgments. One or more judgments or decrees in an amount in excess of $500,000 shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

11.8          MAE. There occurs a Material Adverse Effect.

11.9          Trading. The suspension (or threatened suspension) from trading or the failure (or threatened failure) of the Ordinary Shares to be trading or listed (as applicable) on a Trading Market for a period of five (5) consecutive Trading Days.

11.10         SEC Filings. The Borrower fails to maintain its registration under Section 12(b) of the Exchange Act or to timely file with the Commission any reports or other filings required to be filed under the Exchange Act or the Securities Act.

11.11         Collateral.  The security interest granted to the Noteholder pursuant to Section 16 hereof, at any time after the execution and delivery of this Note and for any reason other than as expressly permitted hereunder or satisfaction in full of all the obligations under this Note, ceases to be in full force and effect or ceases to give the Noteholder any of the Liens purported to be created hereby; or the Borrower or any Subsidiary or any other Person contests in any manner the validity or enforceability of any of the Liens granted to the Noteholder pursuant to Section 16.

12.       Reserved.

13.       Remedies.

13.1          Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) terminate its commitment to make any payments hereunder; and/or (b) declare the entire principal amount of this Note, plus all accrued and unpaid interest thereon immediately due and payable; provided, however, that if an Event of Default described in 11.6 shall occur, the principal of and accrued interest on the Loan,  shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder. The payment of the principal amount of this Note, plus all accrued and unpaid interest thereon pursuant to this Section 13 shall be subject to a premium of 120% of the principal amount of this Note, plus all accrued and unpaid interest thereon (the “Default Premium”).

13.2          Upon the occurrence and during the continuance of an Event of Default, the Noteholder shall have, in addition to the rights and remedies provided herein, or as provided by applicable Law (including, without limitation, levy of attachment, garnishment, and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), all rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted, and regardless of whether the UCC applies to the affected Collateral).  Upon the occurrence and during the continuance of an Event of Default, the Noteholder may: (i) prevent withdrawals or other dispositions of funds in Deposit Accounts (including the U.S. Bank Account); and (ii) exercise Control pursuant to any control agreement(s) governing any Deposit Account (including the U.S. Bank Account).

14.          Public Disclosure. The Borrower will disclose the material terms of this Note and the transactions contemplated hereby by not later than 9:00 a.m. on the Trading Day immediately following the date hereof, or such earlier time as may be required by law, by means of a Current Report on Form 8-K.  Upon the filing of such Form 8-K, the Borrower represents to the Noteholder that it shall have publicly disclosed all “material, non-public information” delivered to the Noteholder by the Borrower or any of its Subsidiaries, or any of their respective officers, directors, employees or agents at any time prior to the filing thereof.

15.          [Reserved.]

16.          Collateral.

16.1          Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, the Borrower hereby grants to the Noteholder, a continuing security interest in, and a right to set off against, any and all right, title and interest of the Borrower in and to all of the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Collateral”): (a) the U.S. Bank Account; (b) all cash, currency and cash equivalents held in the U.S. Bank Account; (c) all Money held in the U.S. Bank Account; (d) all Accounts; (e) Receivables, (f) Receivable Records, and (g) all books and records relating to any of the foregoing Collateral; and (b) all Proceeds and products of any and all of the foregoing.  The Borrower and the Noteholder, hereby acknowledge and agree that the security interest created pursuant to this Note in the Collateral constitutes continuing collateral security for all of the Secured Obligations. Notwithstanding anything to the contrary herein or in the November 2025 Note, the Borrower and the Noteholder hereby agree that the proceeds of any Collateral shall be applied to the Secured Obligations on a ratable basis.

16.2          Appointment of Attorney in Fact; Authorization to File Financing Statements. The Borrower hereby irrevocably makes, constitutes, and appoints the Noteholder, a nominee of the Noteholder, or any other Person whom the Noteholder may so designate, as the Borrower’s attorney in fact, with full power with respect to, and for the limited purpose of, preparing and filing (and, to the extent applicable, signing), in the name of the Borrower, any financing statements (including any renewal or continuation financing statements), any amendments and/or supplements to financing statements, and any notices and/or similar instruments that, in the Noteholder’s reasonable discretion, would be necessary or appropriate in order to perfect, or to maintain the perfection of, the security interests granted pursuant to this Note, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations shall have been indefeasibly paid in full. Without limitation of the immediately foregoing sentence, the Borrower hereby: (a) authorizes the Noteholder (or any such nominee or other Person so designated) to prepare and file any such financing statements (including renewal and/or continuation financing statements), amendments thereof or supplements thereto, or notices or similar instruments as the Noteholder (or such nominee or other Person so designated) may, from time to time, deem necessary or appropriate in order to perfect and maintain the security interests granted pursuant to this Note in accordance with the UCC or other applicable Law, which such financing statements, amendments thereof or supplements thereto, or notices or similar instruments may describe the Collateral in the same manner as described in this Note or may contain an indication or description of Collateral that describes such property in any other manner as the Noteholder (or such nominee or other Person so designated) may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted pursuant to this Note in accordance with the UCC or other applicable Law; and (b) agrees that a carbon, photographic or other reproduction of this Note (or of any such financing statement or any amendment thereof or supplement thereto) shall be sufficient for filing (and may be filed) as a financing statement (or amendment thereof or supplement thereto) by the Noteholder (or any such nominee or other Person so designated), without notice thereof to the Borrower, wherever the Noteholder (or such nominee or other Person so designated) may, in its sole discretion, desire to file the same.

16.3          Maximum Liability. Notwithstanding any provision to the contrary contained herein or in any other documents relating to the Secured Obligations, the obligations of the Borrower under this Note shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code, or under any other applicable Debtor Relief Law (including, without limitation, any comparable provisions of any applicable state Law).

17.       Miscellaneous.

17.1          Notices.

(a)          All notices, requests, or other communications required or permitted to be delivered hereunder shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by email as follows:

(i)          If to the Borrower:

Lifeward Ltd.
200 Donald Lynch Blvd.
Marlborough, MA 01752
Email: almog.adar@golifeward.com

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP
3025 John F Kennedy Blvd
Philadelphia, PA 19104
Email: JPorter@goodwinlaw.com

(ii)          If to the Noteholder:

Oramed Ltd.
Mamilla 20
Jerusalem, Israel 9414904
Attn: Avi Gabay
Email:  avi@oramed.com

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attention of: Rick A. Werner
Email: rick.werner@haynesboone.com

(b)          Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by e-mail during normal business hours in New York City, New York shall be deemed to have been given when sent (and if sent after normal business hours in New York City, New York shall be deemed to have been given at the opening of the recipient's business on the next business day).

17.2          Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder's rights hereunder and thereunder.

17.3          Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York.

17.4          Submission to Jurisdiction.

(a)          The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the  jurisdiction of any such court in any such action, suit, or proceeding.  Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)          Nothing in this 17.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

17.5          Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in 17.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.6          Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

17.7          Integration. This Note constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

17.8          Successors and Assigns. This Note may not be assigned or transferred by the Noteholder to any Person without prior written consent of the Borrower. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

17.9          Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

17.10          USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and 31 C.F.R. § 1010.230 (the "Beneficial Ownership Regulation"), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Borrower agrees to provide such information from time to time to the Noteholder.

17.11          Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

17.12          Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

17.13          No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

17.14          Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

17.15         Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17.16          Taxes.  All payments to be made by the Borrower under this Note shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law.  The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Noteholder accordingly.  If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required.  If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.  Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Noteholder evidence reasonably satisfactory to the Noteholder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, the Borrower is obligated to indemnify the Noteholder pursuant to this Section 17.16 in the event that a Tax Deduction is required in respect of any payment to be made to the Noteholder under this Note and the Borrower and/or its Subsidiaries fail to comply with this Section 17.16.   For purposes of this Section 17.16, "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and "Tax Deduction" means any deduction or withholding for or on account of any Tax.

17.17          Indemnification.  Subject to the provisions of this Section 17.17, the Borrower will indemnify and hold Noteholder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Noteholder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Noteholder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, awards, orders, penalties and expenses, including all judgments, amounts paid in settlements, court costs, interest and attorneys’ fees and costs of investigation that any such Noteholder Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Borrower in this Note or (ii) any action instituted against the Noteholder Parties in any capacity, or any of them or their respective Affiliates, by the Borrower, its employees or directors, or any stockholder or creditor of the Borrower or any third-party, arising out of or relating to any of the transactions contemplated hereby.  For the avoidance of doubt, the indemnification provided herein is intended to and shall cover direct claims brought by the Borrower against the Noteholder Parties.  If any action shall be brought against any Noteholder Party in respect of which indemnity may be sought pursuant to this Note, such Noteholder Party shall promptly notify the Borrower in writing, and, except with respect to direct claims brought by the Borrower, the Borrower shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Noteholder Party.  Any Noteholder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Noteholder Party except to the extent that (i) the employment thereof has been specifically authorized by the Borrower in writing, (ii) the Borrower has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Borrower and the position of such Noteholder Party, in which case the Borrower shall be responsible for the reasonable fees and expenses of no more than one such separate counsel, which shall be the case with respect to any direct claims by the Borrower.  The Borrower will not be liable to any Noteholder Party under this Note (y) for any settlement by a Noteholder Party effected without the Borrower’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is finally judicially determined to be attributable to any Noteholder Party’s breach of any of the representations, warranties, covenants or agreements made by such Noteholder  Party in this Note.  The indemnification required by this Section 17.17 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Noteholder Party against the Borrower or others and any liabilities the Borrower may be subject to pursuant to law.

18.       Additional Loans.

18.1          Additional Loans. Subject to the terms and conditions set forth in this Note and provided that each requirement set forth in Section 18.3 has been satisfied in accordance therewith, the Noteholder may make one or more additional loans from time to time (each, an “Additional Loan”) under this Note to the Borrower with the mutual consent of the Borrower by the date specified in each Additional Loan Notice (as defined herein). Upon the funding of the Additional Loan, the outstanding principal amount of this Note shall be increased by the principal amount of such Additional Loan. The principal amount of any Additional Loan shall be in the amount determined by the Noteholder from time to time, provided that the aggregate principal amount of all Additional Loans under this Section 18.1 shall not, collectively, exceed $975,000.

18.2          Additional Loan Mechanics. Prior to the funding of any Additional Loan, the Noteholder shall deliver a notice (which may be made by email) to the Borrower no later than three (3) Business Days following each applicable Additional Loan Meeting (as defined herein) which sets forth the amount of the Additional Loan and the proposed funding date (which shall be no earlier than four (4) Business Days after delivery of such notice) (each, an “Additional Loan Notice”). Following the receipt of each such Additional Loan Notice, the Borrower shall deliver a written acceptance or rejection (which may be by email) to the Noteholder no later than 12:00 p.m. EST on the Trading Day immediately following such Additional Loan Notice setting forth such acceptance or rejection, as applicable, and in the case of an acceptance, the wire instructions for the Borrower’s account at a bank specified by the Borrower where the proceeds of the Additional Loan shall be deposited. Any such notice for the Additional Loan shall be irrevocable and binding on the Borrower and shall constitute the Borrower’s consent for such Additional Loan. .

18.3         Conditions to Loan. In order to be eligible for the Additional Loan, the Borrower shall:

(a)          Reporting. Prepare (i) weekly budgets, in a form reasonably satisfactory to the Noteholder detailing, among other things, the Borrower’s projected cash flow and expenses  and (ii) weekly reports comparing actual corporate expenses made during the applicable week against projected corporate expenses set forth on Exhibit A attached hereto.

(b)          Meeting. Commencing on one week following the Issuance Date and continuing until all amounts outstanding under the Additional Loans have been repaid in full, hold a meeting (which may be conducted virtually) with the Noteholder (each, an “Additional Loan Meeting”) at a mutually agreed time, once a week or upon the Noteholder’s reasonable request, as the case may be, to discuss the Borrower's current cash flow, financial operations and any other such related matters as the Borrower may reasonably request.

18.4          Waiver. The Noteholder may in its sole discretion agree to waive any of the conditions set forth in this Section 18 for the funding of the Additional Loan.

18.5          Funding of Loan. Subject to the terms and conditions herein, the Noteholder shall send by wire transfer the amount of the Additional Loan to the Borrower pursuant to the wire instructions given by the Borrower in accordance with Section 18.2 hereof, whereupon the principal amount of this Note shall be increased by the amount so transferred.

18.6         Use of Proceeds. The Borrower shall use the proceeds of the Additional Loan solely for the expenses listed by the Borrower pursuant to Section 18.3(a); provided, that notwithstanding the forgoing the Borrower may use the proceeds to satisfy its corporate expenses as reasonably determined by the Borrower and as required to satisfy the obligations of Borrow pursuant to applicable law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of February 12, 2026.

Lifeward Ltd.
By: /s/ Almog Adar Name: Almog Adar Title: Chief Financial Officer By: /s/ William Mark Grant Name: William Mark Grant Title: President and Chief Executive Officer
Acknowledged and Agreed: Oramed Ltd.
By:/s/ Avi Gabay Name: Avi Gabay Title: Chief Financial Officer
By: /s/ Nadav Kidron Name: Nadav Kidron Title: Chief Executive Officer

EXHIBIT A